UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 11, 2012

Date of Report (Date of earliest event reported)

TelVue Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-17170	51-0299879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Horizon Way, Suite 500,

Mt. Laurel, New Jersey  08054

(Address of principal executive offices)

856-273-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 11, 2012, TelVue Corporation (the “Company”) executed a Debt Conversion Agreement with H.F. Lenfest, a director and the majority stockholder of the Company, who holds nine Line of Credit Notes and a non-interesting bearing note, issued by the Company (together, the “Notes”), subject to stockholder approval. The aggregate principal amount of these Notes is $25,941,000, and the Notes have accrued and unpaid interest of $4,669,532, as of December 30, 2011. A copy of the Debt Conversion Agreement is attached to this report as Exhibit 10.1 and incorporated by reference herein. The terms of the Debt Conversion Agreement are that Mr. Lenfest agrees to (i) convert $20,941,000 of the principal amount of his Notes, plus all accrued but unpaid interest thereon and any additional interest accrued and unpaid on or before the closing of the Debt Conversion Agreement into shares of the Company’s common stock, $0.01 par value (the “Common Stock”), at a conversion price of $0.35 per share; and (ii) to convert $5,000,000 of the principal amount of his Notes into shares of the Company’s Series A Convertible Preferred Stock (the “Series A Stock”). The Series A Stock is convertible into shares of the Company’s Common Stock at an initial conversion price of $0.35 per share. Details of the terms and conditions of the Series A Stock can be found in the designations set forth in Exhibit A to the Agreement, filed herewith and incorporated by reference herein as Exhibit 10.1. As of December 30, 2011, the number of shares into which the $20,941,000 Notes and accrued and unpaid interest would be converted is 73,172,949 shares of Common Stock. This number of shares would slightly increase over time as a result of the accrual of interest on the outstanding debt. In association with the Debt Conversion Agreement, management engaged 4Xe, LLC (“4Xe”) to act as the Company’s financial advisor. 4Xe presented to the non-interested directors of the Company its findings as to the fairness of the conversion to the minority shareholders (the “Minority”), and submitted formal opinion letters that the terms of the conversion were fair to the Minority from a financial point of view. Attached as Exhibit 99.1 is a copy of the press release dated January 18, 2012 with respect to the Debt Conversion Agreement.

The Board of Directors and management will submit the Debt Conversion Agreement for approval to the stockholders. The Company will file a proxy statement with respect to the Debt Conversion Agreement and related matters with the U.S. Securities and Exchange Commission (the “SEC”). The proxy statement will be sent to the Company’s stockholders for their approval of the Debt Conversion Agreement at a special meeting of stockholders. Stockholders are urged to read the proxy statement and any other relevant documents when filed because they contain important information about the Company, the Debt Conversion Agreement and related matters. Stockholders may obtain a free copy of the proxy statement and other documents when they become available at the SEC’s web site at www.sec.gov. The proxy statement and other related SEC documents may also be obtained free of charge by contacting the Company at (800) 885-8886.

The Company and its officers, directors and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to approval of the Debt Conversion Agreement. Such participants may have interests in the transaction, including as a result of holding shares of the Common Stock. Information regarding the participants and their interests will be contained in the proxy statement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As reported above under Item 1.01 of this Report on Form 8-K, all of which is incorporated by reference into this Item 3.02, on January 11, 2012, the Company executed a Debt Conversion Agreement with H.F. Lenfest, whereby principal and interest outstanding under the Notes issued by the Company will be converted into shares of Common Stock and Series A Stock, subject to shareholder approval. The issuance of the shares of Common Stock and Series A Stock will be done in reliance on the exemptions from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The new securities will be issued in exchange for surrender of outstanding securities of the Company and the Company did not pay any person for the solicitation of the exchange.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Debt Conversion Agreement, dated January 11, 2012, by and between TelVue Corporation and H.F. Lenfest.
99.1	Press Release, dated January 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2012		TelVue Corporation

	By:	/s/ Jesse Lerman
	Name:	Jesse Lerman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Debt Conversion Agreement, dated January 11, 2012, by and between TelVue Corporation and H.F. Lenfest.
99.1	Press Release, dated January 18, 2012.